Exhibit 10.40

                     ASSET PURCHASE AGREEMENT


     This is an Asset Purchase Agreement (this "Agreement") dated as of July 10, 1997 (the "Effective Date"), by and among IL ACQUISITION CORP. ("Purchaser"), a Kentucky corporation, VIDEO AND COMMUNICATION SOLUTIONS, INC.("Seller"), a Delaware corporation formerly incorporated as IMAGELINK, INC., VIDEOLAN TECHNOLOGIES, INC. ("VideoLan Parent"), the sole shareholder of Purchaser, and GCH ACQUISITION PARTNERS, LTD, and GROWTH CAPITAL HOLDINGS, INC. (collectively, the "Shareholder"), shareholders of Seller.

                             RECITALS

     WHEREAS, Seller is engaged in the business of is engaged in the business of marketing and selling desktop Kodec video conferencing systems;

     WHEREAS, Seller wishes to sell, and Purchaser wishes to purchase, upon the terms and conditions set forth in this Agreement, substantially all of Seller's assets; and

     WHEREAS, the Shareholder will benefit from the transactions contemplated by this Agreement and is joining in this Agreement for the purposes of making the representations, warranties and covenants referred to in, or provided to be done and performed by it under, this Agreement.

     WHEREAS, VideoLan Parent, as the sole owner of Purchaser, will benefit from the transaction contemplated in this Agreement.

     NOW, THEREFORE, in consideration of the mutual benefits and covenants contained herein, and subject to the terms and conditions set forth herein, the parties agree as follows:

                            Section 1

                           Definitions

     1.01 Definitions. As used in this Agreement, the following terms shall have the following meanings:

          (a) "Accounts Receivable" shall mean all of Seller's accounts receivable that exist on the Effective Date.

          (b) "Assets" shall mean all of Seller's assets (other than the assets described on Schedule 1.01(b)), including, without limitation, the Accounts Receivable, Contracts, Equipment,
Inventory and Permits.

          (c) "Assignment of Contracts" shall mean the Assignment of Contracts, substantially in the form attached hereto as Schedule 1.01(c), pursuant to which Seller shall assign the Contracts to Purchaser.

          (d) "Bill of Sale" shall mean the bill of sale, sub-stantially in the form attached hereto as Schedule 1.01(d), pursuant to which Seller shall transfer to Purchaser the Accounts
Receivable, Equipment, Inventory and Permits.

          (e) "Contracts" shall mean the contracts, leases and other commitments, which are listed on Schedule 1.01(e).

          (f) "Equipment" shall mean all of Seller's furniture, fixtures, machinery, equipment and other tangible personal prop-erty, as described on Schedule 1.01(f), together with all manu-facturers' warranties pertaining to the same, to the extent that such warranties may exist and be assignable.

          (g) "Goodwill" shall mean Seller's goodwill and name, and the going concern value of Seller's business.

          (h) "Intellectual Property" shall mean trade names, trademarks or service marks, together with the Goodwill associated therewith; copyrights; pending or issued registrations for any of the foregoing; patents and patent applications; unpatented inventions; trade secrets and other confidential or proprietary information, computer programs, processes, formulas and methods; and all other intangible property rights of any kind.

          (i) "Inventory" shall mean the raw materials, manufac-turing supplies, packaging materials, purchased products, finished goods and all other goods, merchandise and materials owned by Sel-ler, as more particularly described (including storage locations) on Schedule 1.01(i).

          (j) "Liabilities" (whether or not capitalized) shall mean all accounts payable, notes payable, liabilities, commitments, indebtedness or obligations of any kind whatsoever, whether absolute, accrued, contingent, matured or unmatured, direct or indirect, of Seller, or to which any of Seller's properties or assets are subject, all of which are listed on Schedule 1.01(j) hereto.

          (k) "Other Agreements" shall mean the Assignment of Contracts, Bill of Sale, and all other agreements, certificates, opinions, instruments or documents contemplated by, required by or referred to in, this Agreement for the consummation of the transactions contemplated hereby.

          (l) "Permits" shall mean all permits, licenses, fran-chises, approvals, certificates or authorizations of any federal, state or local governmental or regulatory body required in order to permit Seller to carry on its business, as described on Schedule 1.01(l).

          (m) "Person" shall mean any person, firm, trust, part-nership, corporation, limited liability company or other business entity.

                            Section 2

                        Purchase and Sale

     2.01 Purchase of the Assets. Subject to the terms and con-ditions of this Agreement, Seller hereby agrees to sell, transfer and deliver to Purchaser, and Purchaser hereby agrees to purchase, the Assets. Purchaser hereby agrees to pay certain outstanding and accrued vacation funds to Seller's employees as designated by Seller on Schedule 2.01.

     2.02 Purchase Price. The purchase price (the "Purchase Price") for the Assets shall be 4,000,000 shares (the "Shares") of VideoLan Parent's common stock, $.001 par value (the "VideoLan Parent Common Stock"), 3,000,000 of which shall be subject to cancellation in accordance with Section 2.03.

     2.03 Cancellation.

          (a)  Of the Shares (the "Noncontingent Shares"),
1,000,000 shall not be subject to cancellation.

          (b) In accordance with the table below, up to 3,000,000 of the remaining Shares (the "Contingent Shares") shall be automatically canceled without any action on the part of Seller, Purchaser, VideoLan Parent, or Shareholder if VideoLan Parent's aggregate revenues during the 12 months ending July 10, 1998 (as reported in VideoLan Parent's reports filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of
1934) do not equal or exceed $12,000,000:

          Aggregate Revenues            Contingent Shares Canceled
           $5,999,999 and below              3,000,000
           $6,000,000-$7,999,999             2,000,000
           $8,000,000-$11,999,999            1,000,000
          $12,000,000 and above                    0

     2.04 Transfer Restrictions. On or prior to January 1, 2000, the Shares may not be sold, conveyed, pledged, hypothecated or otherwise transferred except as follows:

          (a) Purchaser agrees to use its best efforts to promptly register after the Closing up to 50,000 Noncontingent Shares under the Securities Act of 1933, as amended.

          (b) During each calendar month beginning on or after January 1, 1998, up to 200,000 Noncontingent Shares, less any Noncontingent Shares sold pursuant to paragraph (a) above, may be sold in accordance with the manner of sale requirements set forth in Rule 144(f) under the Securities Act of 1933 ("Ordinary Brokerage Transactions").

          (c) During each calendar month beginning on or after July 1, 1998, the Noncontingent Shares may be sold in Ordinary Brokerage Transactions in an amount not to exceed (i) 20% of the noncanceled Contingent Shares less (ii) the number of Noncontingent Shares sold during such month.

     2.05 Exchange Rights.

          (a) If on any day (the "Assessment Day") on or before July 1, 1998, the Common Stock Price (as defined below) of VideoLan Parent is worth less than $.25, then the Seller at its sole discretion may exchange 4,000,000 shares of VideoLan Parent Common Stock to VideoLan Parent in return for all of the common stock of Purchaser, provided that the Seller has not sold any of its VideoLan Common Stock pursuant to Section 2.04.

          (b) For the purpose of this Section 2.05, the Common Stock Price shall mean the average closing bid price of the VideoLan Parent Common Stock on the Nasdaq market, or on any other exchange on which the Shares are listed, as reported in the Wall Street Journal for the five (5) trading days immediately preceding the Assessment Day.

          (c) In the event of a capital adjustment resulting from a stock dividend, stock split, reverse stock split, reorganization, merger, consolidation, combination or exchange of stock or other change in corporate structure or capitalization affecting the Shares, the number of Shares and the shares prices set forth in
Section 2.04 and this Section 2.05 shall be adjusted in a manner consistent with such capital adjustment.

     2.06 Allocation of Purchase Price. The Purchase Price shall be allocated among the Assets as set forth on Schedule 2.06 hereto. Purchaser and Seller shall report the transactions contemplated herein for all tax purposes in accordance with such allocation and, in any proceeding related to the determination of any tax, neither Purchaser nor Seller shall contend or represent that such alloca-tion is not a correct allocation.

     2.07 Seller's Liabilities. Except as described on Schedule 2.07, Purchaser is not assuming, and the parties do not intend for Purchaser to assume, pursuant to this Agreement or otherwise, any of the Liabilities, and Seller agrees and confirms that it is, and will remain, responsible for and will pay any and all of the Liabilities that are not set forth on Schedule 2.07.

     2.08 Employees of Seller.

          (a) Pursuant to this Agreement or otherwise, Purchaser will not purchase, recognize, assume or otherwise acquire any rights, obligations, assets or liabilities under, arising from or resulting from any employment agreement in existence between Seller and any employee, or any person employed to consult with or perform services for Seller, or otherwise. Seller agrees that VideoLan Parent shall not be obligated to hire any of Seller's employees, but that VideoLan Parent, in its sole discretion, may hire some or all of such employees on such terms as VideoLan Parent and the employees so hired may agree. Seller and the Shareholder agree to cooperate with VideoLan Parent in VideoLan Parent's selection of Seller's employees to be hired by VideoLan Parent.

          (b) VideoLan Parent shall not be responsible to Seller or to any current or former employee of Seller for any employee benefits or deferred compensation plans (whether earned, accrued or vested), due to Seller's employees with respect to their employment prior to the date hereof. Seller agrees to immediately reimburse VideoLan Parent for all amounts paid by VideoLan Parent to discharge or satisfy employee benefit plan obligations (e.g. vacation pay, sick leave pay, etc.) that are earned and vested as of the date hereof under Seller's policies and plans applicable to its employees; provided, however, that this provision shall not be interpreted to create any obligation of VideoLan Parent to pay any of Seller's employees such amounts due with respect to Seller's employment of such employees prior to the date hereof.

          (c) Seller shall provide all notices to its employees and their dependents upon the termination of an employee's group health care coverage required by the Consolidated Omnibus Reconcil-iation Act of 1985 ("COBRA") as the result of the termination of their employment, without regard to whether Purchaser rehires any or all of such employees. Seller specifically undertakes to provide any continuation coverage under COBRA elected by its employees and their dependents whether or not VideoLan Parent rehires any or all of such employees.

                            Section 3

                  Representations and Warranties
                  of Seller and the Shareholder

     Seller and the Shareholder, jointly and severally, represent and warrant to Purchaser as follows:

     3.01 Organization. Seller is a corporation duly organized and validly existing under the laws of the state of Delaware, and has full corporate power and authority to own, lease and operate its properties as such properties are now owned, leased and operated, and to conduct its business as and where its business is now conducted. Seller is qualified to do business and is in good standing in all jurisdictions in which the character of the properties owned or leased by it, or the nature of the activities conducted by it, makes such qualification necessary. Schedule 3.01 lists the jurisdictions in which Seller is qualified to do business.

     3.02 Subsidiaries. Seller does not own or control, and never has owned or controlled, directly or indirectly, any capital stock of any other corporation or any interest in any other Person.

     3.03 Authority.

          (a) Seller and the Shareholder have full right, power, authority, and capacity to execute and deliver this Agreement and the Other Agreements as to which Seller or the Shareholder is a party, and to perform their respective obligations under this Agreement and such Other Agreements. This Agreement and the Other Agreements as to which Seller or the Shareholder is a party constitute valid and legally binding obligations of Seller and the Shareholder, enforceable in accordance with their respective terms.

          (b) The execution and delivery of this Agreement and the Other Agreements as to which Seller or the Shareholder is a party, the consummation of the transactions contemplated hereby and thereby, and the performance and fulfillment of their respective obligations and undertakings hereunder and thereunder by the Seller and Shareholder will not, (i) violate any provision of, or result in the breach of or accelerate or permit the acceleration of any performance required by the terms of, the Articles of Incorporation or Bylaws of Seller or Growth Capital Holdings or the Limited Partnership Agreement of GCH Acquisition Partners, LTD; any contract, agreement, arrangement or undertaking to which either Seller or the Shareholder is a party or by which either of them may be bound; any judgment, decree, writ, injunction, order or award of any arbitration panel, court or governmental authority; or any applicable law, ordinance, rule or regulation of any governmental body; (ii) result in the creation of any claim, lien, charge or encumbrance upon any of the properties or assets (whether real or personal, tangible or intangible) of Seller; (iii) terminate or cancel, or result in the termination or cancellation of, any agree-ment or undertaking to which the Seller or the Shareholder is a party; or (iv) in any way affect or violate the terms or conditions of, or result in the cancellation, modification, revocation or suspension of, any of the Permits.

     3.04 Accredited Investor.  The Seller is an "Accredited
Investor" as that term is defined in Section 501(a) of Regulation
D promulgated under the Securities Act of 1933.

     3.05 Financial Statements. Seller has furnished to the Purchaser true and complete copies of the unaudited financial statements (including balance sheets, statements of income and statements of changes in cash flows of Seller as of and for the years ended December 31, 1995 and December 31, 1996 (collectively, the "Financial Statements"). The Financial Statements fairly present the financial position of Seller at the dates of, and the results of the operations for Seller for the periods covered by, such Financial Statements in accordance with generally accepted accounting principles ("GAAP") consistently applied with prior periods. Seller has furnished to the Purchaser true and complete copies of the unaudited balance sheet of the Seller as of March 31, 1997 (the "Balance Sheet") and the related statements of income, statements of changes in cash flows of Seller as of and for the period then ended (collectively, the "Interim Financial Statements"). The Interim Financial Statements fairly present the financial position of the Seller at the date thereof, and the results of the operations and the changes in cash flows for Seller for the period then ended.
Such Interim Financial Statements have been prepared in accordance with GAAP consistently applied with prior periods, except that the Interim Financial Statements do not contain any or all of the footnotes required by GAAP and are subject to year-end adjustments consistent with prior practice.

     3.06 Title to Assets. Seller has good and marketable title to all of the Assets, free and clear of any claims, liens, charges, mortgages, security interests or encumbrances whatsoever. The execution and delivery of this Agreement, and the consummation of the transactions contemplated by this Agreement, will not result in the creation of any such encumbrance on the Assets.

     3.07 Condition of Assets. The tangible real and personal property owned or leased by Seller or used or employed by it in its business, is (a) sufficient and adequate to carry on its business as presently conducted; (b) in good condition and repair, ordinary wear and tear excepted; and (c) in the state of maintenance, repair and operating condition required for the proper operation and use thereof in the ordinary course of business.

     3.08 Inventory. The Inventory consists solely of good and merchantable items which are usable or saleable at regular market prices in the ordinary course of Seller's business.

     3.09 Absence of Material Change.  Except as set forth on
Schedule 3.09:

          (a) Since June 30, 1997, the business and affairs of Seller have been conducted only in the ordinary course.

          (b) Since June 30, 1997, (i) there has been no change in the condition (financial or otherwise), assets, liabilities, earnings, business, operations, affairs or prospects of Seller, other than minor changes in the ordinary course of business, none of which either singly or in the aggregate has been materially adverse; and (ii) there has been no damage, destruction, loss or other occurrence or development (whether or not insured against), that either singly or in the aggregate materially adversely affects (and neither Seller nor the Shareholder knows, or has any reasonable grounds to know, of any threatened occurrence or development that could materially adversely affect) the assets, liabilities, earnings, business, operations, affairs or prospects of Seller.

          (c) Since December 31, 1996, Seller has not (i) created or incurred any liability, commitment or obligation (absolute or contingent), except unsecured current liabilities incurred for other than money borrowed in the ordinary course of business; (ii) mortgaged, pledged or subjected to any lien or otherwise encumbered any of its assets, tangible or intangible; (iii) discharged or satisfied any lien, security interest or encumbrance, or paid any obligation or liability (absolute or contingent), other than current liabilities due and payable in the ordinary course of business; (iv) waived any rights of substantial value; canceled any debts or claims; or terminated or amended, or suffered the termination or amendment of, any contract, lease, agreement or license to which Seller is or was a party; (v) made any capital expenditures or any capital additions or betterments that in the aggregate exceeded $5,000; (vi) sold or otherwise disposed of any of its assets, tangible or intangible, except in the ordinary course of business; (vii) declared or paid any dividends or made any other distribution on or in respect of, or directly or indirectly purchased, retired, redeemed, or otherwise acquired, any shares of Seller's stock; (viii) paid or agreed to pay, conditionally or otherwise, any bonus, extra compensation, pension or severance pay to any of Seller's present or former stockholders, directors, officers, agents or employees, whether under any existing pension or other plan or otherwise, or increased the compensation (including salaries, fees, commissions, bonuses, profit sharing, incentive, pension, retirement or other similar payments) being paid as of December 31, 1996 to any of Seller's stockholders, directors, officers, agents or employees; (ix) renewed, amended, become bound by or entered into any contract, commitment or transaction other than in the ordinary course of business; or (x) changed any accounting practice followed or employed in preparing the Financial Statements or the Interim
Financial Statements.

     3.10 Tax Matters.

          (a) With the exception of approximately $90,000 of employment taxes, Seller has filed or caused to be filed all federal income tax returns and all other federal, state, county, local or city tax returns that have been required to be filed prior to the date hereof; and Seller has paid or caused to be paid all taxes shown on said returns or on any tax assessment received by it to the extent that such taxes have become due, or has set aside on its books reserves (segregated to the extent required by sound accounting practice) deemed by it to be adequate with respect thereto. To Seller's knowledge, and excluding the imposition of any sales or use taxes, no events have occurred that could impose on Purchaser any transferee liability for any taxes, penalties, or interest due or to become due from Seller.

          (b) There is no dispute or claim concerning any tax liability of Seller either (i) claimed or raised by any authority in writing, or (ii) as to which Seller or the Shareholder has knowledge based upon personal contact with any agent of such authority. Schedule 3.10 lists all federal, state, local, and foreign income tax returns filed with respect to Seller for taxable periods ended on or after December 31, 1992; indicates those tax returns that have been audited; and indicates those tax returns that currently are the subject of audit. Seller has delivered to Purchaser correct and complete copies of all federal income tax returns, examination reports, and statements of deficiencies assessed against or agreed to by Seller since December 31, 1992.

     3.11 Undisclosed Liabilities.

          (a) Seller has no, and Seller's properties and assets are not subject to any, liability, commitment, indebtedness or obligation of any kind whatsoever, whether absolute, accrued, contingent, known or unknown, matured or unmatured, that (i) is not shown and adequately reserved against in the Financial Statements;
(ii) is not shown and adequately reserved against in the Interim Financial Statements; or (iii) was incurred subsequent to the date of the Interim Financial Statements other than in the ordinary course of business and is disclosed on Schedule 1.01(j).

          (b) Schedule 1.01(j) sets forth a true and complete list of all Liabilities, including a description of (i) all of the terms of such Liabilities; (ii) all of Seller's properties or assets that are subject to a lien, mortgage or security interest related to such Liabilities; and (iii) the terms of each such lien, mortgage or security interest.

     3.12 Contracts.

          (a) Seller has performed all obligations required to be performed by it to date under all contracts and commitments to which it is a party, and neither Seller nor Shareholder knows, or has any reasonable grounds to know, that any other party is in default (or would be in default on the giving of notice or the lapse of time or both) under any contract or commitment to which Seller is a party.

          (b) True and complete copies of all contracts and com-mitments to which Seller is a party or which are otherwise referred to in this Agreement, including any Schedule or Annex hereto, are listed on Schedule 1.01(e) and have been delivered to Purchaser or made available for Purchaser's inspection, and there are no amendments to or modifications of, or significant agreements of the parties relating to, any such contract, agreement or commitment that has not been disclosed to Purchaser, and each such contract, agreement or commitment is valid and binding on the parties thereto in accordance with its respective terms. Schedule 1.01(e) includes a true and complete description of the terms of any unwritten contract or commitment to which Seller is a party or by which Seller is bound.

     3.13 Litigation and Pending Proceedings. Except as set forth on Schedule 3.13, there are no claims of any kind or any actions, suits, proceedings, arbitrations or investigations pending or threatened in any court or before any governmental agency or instrumentality or arbitration panel or otherwise against, by or affecting Seller or the Shareholder, or Seller's business, prospects or condition (financial or otherwise), or any of Seller's properties or assets, or that would prevent the performance of this Agreement or the Other Agreements or any of the transactions contemplated hereby or thereby, or which declare the same unlawful or cause the rescission thereof. Seller has complied with and is not in default in any respect under (and has not been charged or threatened with, and is not under an investigation with respect to, any charge concerning any violation of any provision of) any federal, state or local law, regulation, ordinance, rule or order (whether executive, judicial, legislative or administrative), or any order, writ, injunction or decree of any court, agency or instrumentality.

     3.14 Notes and Accounts Receivable.   Seller has delivered to
the Purchaser a list of all Accounts Receivable as of the date hereof attached hereto as Schedule 3.14, which list is true, correct and complete in all material respects and sets forth the aging of such Accounts Receivables.

     3.15 Permits, Etc. Seller has all Permits that are necessary for the conduct of its business, and all such Permits are listed on
Schedule 1.01(l). All such Permits are currently in full force and effect, and no misrepresentations or willful or negligent omissions were made of any material fact in obtaining any such Permits.

     3.16 Intellectual Property. Schedule 3.16 sets forth a true and complete identification and summary description of all Intel-lectual Property either owned by Seller or utilized by Seller in its business ("Seller's Intellectual Property"), including a description of the nature of Seller's interest therein. Except as set forth on Schedule 3.16, all of Seller's Intellectual Property is owned by Seller and is free and clear of all liens, security interests, charges, encumbrances, equities and other adverse claims; Seller is not a party to any licenses, consents, settle-ments or other agreements involving Seller's Intellectual Property; there are, and have been, no claims, actions or judicial or adver-sarial proceedings involving Seller's Intellectual Property, and no such actions or proceedings are threatened or anticipated; Seller has the right and authority to use Seller's Intellectual Property in connection with the conduct of its business and such use has not and will not infringe upon, constitute a misappropriation of, or otherwise violate the rights of any other person in, any Intellec-tual Property; and neither Seller nor the Shareholder know of any past or present occurrences of any probable infringement or misappropriation of, or violation of Seller's rights in, any of Seller's Intellectual Property.

     3.17 Proprietary Information. Prior to or in conjunction with the execution of this Agreement, Seller and the Shareholder have fully disclosed to Purchaser all customer lists, trade secrets, processes, formulas, methods, know-how and other proprietary information used or developed by Seller in connection with its business. Neither Seller nor the Shareholder has disclosed or per-mitted the disclosure of any such proprietary information to any other Person, and the use by Seller of such proprietary information does not violate any other Person's proprietary rights.

     3.18 Customers, Etc. Listed on Schedule 3.18 are the names and addresses of all of Seller's material customers with whom Seller has done business since 1992, together with the amount of such business in Seller's current fiscal year. Neither Seller nor the Shareholder knows, or has any such reasonable grounds to know, that any such customer has terminated or expects to terminate a portion of its normal business with Seller or VideoLan Parent, as a result of the transactions contemplated in this Agreement or otherwise.

     3.19 Employees of Seller. Schedule 3.19 sets forth the names and job descriptions, and salaries of all of Seller's employees whose total compensation from Seller for the fiscal year ending December 31, 1997 will exceed $25,000, together with a statement of the full amount paid or payable to each such person in respect of such year.

     3.20 Insurance. The tangible real and personal property and assets, whether owned or leased, of Seller are insured against the hazards and in the amounts stated in the policies of insurance listed on Schedule 3.20. Seller carries insurance against personal injury and property damage to third persons and in respect of its services and operations and such other insurance as is stated in the policies of insurance listed on Schedule 3.20. All such insurance is in full force and effect, is carried with reputable insurers and, in any event, the insurance carried by Seller in respect of its physical properties is of an amount and character such as to prevent Seller from being a co-insurer in respect of any loss thereto.

     3.21 Employment Matters. Except as set forth on Schedule 3.21, Seller has no employees, employment agreements, collective bargaining agreements, employee benefit plans or arrangements, including pension or thrift plans, individual or supplemental pension or accrued compensation arrangements, contributions to hospitalization or other health or life insurance programs, incentive plans, bonus arrangements and vacation, sick leave, disability and termination arrangements or policies, including workers' compensation policies.

     3.22 Potential Competing Interests.  Except as set forth on
Schedule 3.22, neither the Shareholder, nor any officer, director or employee of Seller, has any direct or indirect interest in any entity that competes with, is a supplier, customer or sales agent of, or is engaged in any business of the kind being conducted by, Seller, and neither the Shareholder, nor any officer, director or employee of Seller, has any interest, direct or indirect, in any contract or agreement with, commitment or obligation of or to, or claim against, Seller. Except as set forth on Schedule 3.22, no real or personal property in which the Shareholder or any officer, director or employee of Seller has an interest is used by Seller in the operation of its business, or located on or at any premises used by Seller in its business, and no such property is significant to the operation of Seller's business. On the Effective Date, all indebtedness owed by, or to the Shareholder and any officer, director or employee of Seller to, or by, Seller has been paid in full. All such indebtedness is set forth on Schedule 3.22.

     3.23 Health and Safety. Seller has duly complied with, and its business, operations, assets, equipment, leaseholds and facilities are in full compliance with, the provisions of all federal, state and local environmental, health and safety laws, codes and ordinances, and all rules and regulations promulgated thereunder.

     3.24 Completeness of Statements.  No statement, Schedule,
Annex, certificate, information, representation or warranty of Seller or the Shareholder contained in this Agreement or the Other Agreements, or furnished by or on behalf of Seller or the Shareholder to Purchaser or VideoLan Parent or any of their agents pursuant hereto or thereto, or in connection with the transactions contemplated hereby or thereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary in order to make a statement contained herein or therein not misleading. All representations and warranties of Seller and the Shareholder contained in this Agreement and in the Other Agreements are true and complete as of the date hereof.

                            Section 4

           Representations and Warranties of Purchaser

     Purchaser represents and warrants to Seller as follows:

     4.01 Organization. Purchaser is a corporation duly organized and validly existing under the laws of the State of Kentucky, and has full corporate power and authority to own and lease its properties as such properties are now owned and leased, and to conduct its business as and where its business is now conducted.

     4.02 Authority. Purchaser has full right, power, authority and capacity to execute and deliver this Agreement and the Other Agreements to which it is a party, and to perform its obligations under this Agreement and the Other Agreements to which it is a party. This Agreement and the Other Agreements to which it is a party constitute valid and legally binding obligations of Purchaser and VideoLan Parent, enforceable in accordance with their terms.

     4.03 SEC Reports.  Copies of the reports filed by VideoLan
Parent with the SEC prior to the execution of this Agreement are listed on Schedule 4.03 and have been delivered to Seller. Such documents did not on their effective dates or the date of filing in the case of reports, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statement therein, in light of the circumstances which it was made, not misleading.

                            Section 5

                             Closing

     5.01 Dates: Place. The closing of the sale and purchase of the Assets (the "Closing") shall be deemed to take place as of 5:00, p.m. E.S.T., on July 10, 1997. The Closing shall take place at the offices of Brown, Todd & Heyburn PLLC at 5:00 o'clock p.m., E.S.T., on July 10, 1997, or at such other location, time and date as shall be agreed to in writing by Seller and Purchaser and, if deemed to be appropriate, the time at which the Closing is deemed to take place shall also be changed by such writing.

     5.02 Delivery by the Seller of Instruments of Transfer.

          (a) At the Closing, Seller shall deliver, or cause to be delivered, to Purchaser declarations duly executed by each of Seller's employee's stating that each employee has been paid in full all amounts outstanding or owing such employee by Seller on the date of the Closing.

          (b) At the Closing, Seller shall deliver, or cause to be delivered, to Purchaser duly executed Officer's Certificates.

          (c) At the Closing, Seller shall deliver to Purchaser the following duly executed instruments:

               (i) A general assignment and Bill of Sale to transfer to Purchaser good and marketable title to all of the personal property of the Seller to be transferred to Purchaser pursuant to this Agreement, free and clear of all mortgages, security interests, liens, claims, pledges, assessments, covenants, encroachments, title defects and other encumbrances of any kind or nature whatsoever ("Liens") other than those Liens listed on
Schedule 5.01(c)(i).

               (ii) Assignments to the Purchaser of all Contracts identified on Schedule 1.01(e) that are to be assigned to the Purchaser pursuant to this Agreement.

               (iii) Assignments and Bill of Sale to transfer to Purchaser goods and marketable title to all of the Inventory in substantially the form attached as Schedule 1.01(i).

               (iv) Any other assignments or appropriate instruments of transfer in order to transfer all other assets, properties and rights to be transferred pursuant to this Agreement which would not be appropriately transferred by the other instruments of transfer referred to herein.

     5.03 Delivery by Purchaser of Certain Instrument.

          (a) At the Closing, Purchaser shall deliver to Seller duly executed stock certificates evidencing the Shares.

          (b) At the Closing, Purchaser shall deliver to Seller copies of the reports filed by VideoLan Parent with the SEC as listed on Schedule 4.03.

                            Section 6

   Survival of Representations and Warranties--Indemnification

     6.01 Survival. Each of the parties' representations, war-ranties, covenants and agreements (including undisclosed liabili-ties) set forth in this Agreement shall survive the execution of this Agreement.

     6.02 Indemnity by Seller and the Shareholders. Seller and the Shareholder shall, jointly and severally, indemnify and hold
Purchaser and VideoLan Parent harmless from and against, and shall pay to Purchaser and VideoLan Parent the full amount of, any loss, claim, damage, liability or expense (including reasonable attorneys' fees) resulting to Purchaser and VideoLan Parent, respectively, either directly or indirectly, from (a) any litigation pending at the date hereof, by or affecting Seller, its business or the Assets; (b) any claims against Purchaser and VideoLan Parent for products liability that are based upon acts or deeds of Seller or its agents or employees before the date hereof;
(d) any inaccuracy in any representation or warranty, or any breach of any covenant or agreement, by Seller or the Shareholder contained in this Agreement or in any of the Other Agreements; and (e) any of the Liabilities, except for those described on Schedule 2.06.

     6.03 Remedies; Right of Offset. Upon the occurrence of any event for which Purchaser is entitled to indemnification under this Agreement, it shall have all the rights and remedies in law and in equity available to it. Without limiting the foregoing, Seller and the Shareholder hereby agree to pay promptly upon receipt of notice from Purchaser the amounts that Seller and the Shareholder may owe to Purchaser from time to time by reason of the provisions of this Agreement or otherwise. Should Seller or the Shareholder fail or refuse to pay any such amounts promptly after the request of Purchaser, then Purchaser, at its election, may from time to time cancel the number of Contingent Shares and/or Noncontingent Shares having a fair market value equal to the amounts thus due and owing to Purchaser.

                            Section 7

                          Miscellaneous

     7.01 Notices. Any notices or other communications required or permitted hereunder shall be deemed to have been duly given (a) if delivered in person and a receipt is given; or (b) if sent by registered or certified mail, return receipt requested, postage prepaid, and addressed as follows:

          (a)  If to Seller or the Shareholder:

               Video and Communication Solutions, Inc.
               3100 Arapahoe Avenue., Suite 503
               Boulder, CO 80303
               Attn: Steve Muzzo

               with a copy to:

               _______________________________
               _______________________________
               _______________________________
               Attn: _________________________

          (b)  If to Purchaser:

               IL Acquisition Corp.
               11403 Bluegrass Parkway, Suite 400
               Louisville, KY 40299
               Attn: Jack Shirman

               with a copy to:

               Brown, Todd & Heyburn PLLC
               3200 Providian Center
               Louisville, Kentucky 40202-3363
               Attn: William G. Strench

          (c)  If to VideoLan Parent:

               VideoLan Technologies, Inc.
               11403 Bluegrass Parkway, Suite 400
               Louisville, KY 40299
               Attn: Jack Shirman

               with a copy to:

               Brown, Todd & Heyburn PLLC
               3200 Providian Center
               Louisville, Kentucky 40202-3363
               Attn: William G. Strench

or if sent to such substituted address as any of the parties has given to the others in writing in accordance with this Section
7.01.

     7.02 Waivers. No waiver or failure to insist upon strict compliance with any obligation, covenant, agreement or condition of this Agreement shall operate as a waiver of, or an estoppel with respect to, any subsequent or other failure.

     7.03 Expenses. Each party shall assume its respective expenses incurred in connection with the transactions contem-plated by this Agreement.

     7.04 Headings; Interpretation. The headings in this Agree-ment have been included solely for ease of reference and shall not be considered in the interpretation or construction of this Agreement. All references herein to the masculine, neuter or singular shall be construed to include the masculine, feminine, neuter or plural, as appropriate.

     7.05 Annexes and Schedules. The Annexes and Schedules to this Agreement are incorporated herein by reference and expressly made a part hereof.

     7.06 Entire Agreement. All prior negotiations and agree-ments by and among the parties hereto with respect to the subject matter hereof are superseded by this Agreement, and there are no representations, warranties, understandings or agreements with respect to the subject matter hereof other than those expressly set forth herein or on an Annex or Schedule delivered in connec-tion herewith.

     7.07 Representations and Warranties, Etc. The representa-tions and warranties of each party contained herein shall not be deemed to be waived or otherwise affected by any investigation made by any other party hereto. As used in this Agreement, the terms "Shareholder's knowledge" and "Seller's knowledge," and all other references to matters that are known by or to the Share-holders or Seller, shall refer to matters that are known, or that with the exercise of reasonable care should have been known, by the Shareholder or Seller after consultation with Seller's current corporate officers, directors, and managers and after their due investigation of corporate records (except that if the Shareholder or Seller are required to make "due inquiry" with respect to any matter, they shall make such additional inquiry as a reasonable person would make under the circumstances).

     7.08 Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the Commonwealth of Kentucky. Each party agrees that any action brought in connection with this Agreement against another shall be filed and heard in Jefferson County, Kentucky, and each party hereby submits to the jurisdiction of the Circuit Court of Jefferson County, Kentucky, and the U.S. District Court for the Western District of Kentucky, Louisville Division.

     7.09 Brokers. The parties covenant and agree with one another that they have not dealt with any broker or finder in connection with any of the transactions contemplated in this Agreement and, insofar as they know, no broker or other Person is entitled to a commission or finders' fee in connection with these transactions. Each party shall indemnify and hold the other par-ties harmless from and against any claim by any agent or broker claiming by or through it for any fee or other compensation due or allegedly due that broker or agent.

     7.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

     7.11 Severability. If any provision of this Agreement or its application will be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of all other applications of that provision, and of all other provisions and applications hereof, will not in any way be affected or impaired. If any court shall determine that any provision of this Agreement is in any way unenforceable, such provision shall be reduced to whatever extent is necessary to make such provision enforceable.

     7.12 Benefit and Binding Effect. This Agreement shall be binding upon, and shall inure to the benefit of, Purchaser, VideoLan Parent, Seller and the Shareholder and each of their successors and assigns; provided, however, that no party to this Agreement shall assign his or its rights or obligations hereunder without the express written consent of the other parties, which consent shall not be unreasonably withheld.

     7.13 Further Assurances. From time to time at another party's request and without further consideration, a party shall execute and deliver such further instruments of conveyance, assignment and transfer, and take such other actions as the requesting party may reasonably request, in order to more effec-tively convey and transfer any of the Assets. In addition, any monies collected by a party that are due and payable to another party will be promptly remitted to such party upon receipt thereof.

     7.14 Prorations and Adjustments. All income and operating expenses pertaining to the conduct and operation of Seller's business have been prorated as of the date hereof, so that, as between Seller, Purchaser and VideoLan Parent, Seller shall receive all revenues and be responsible for all expenses, costs and liabilities (including, but not limited to, accrued employee vacation expenses, salaries, ad valorem property taxes, lease payments, etc.) allocable to the period prior to the date hereof, and Purchaser and VideoLan Parent shall receive all revenues and be responsible for all expenses, costs and liabilities allocable to the date hereof and thereafter.

     7.15 Sales and Transfer Taxes and Fees. All sales and transfer taxes, and all recording, filing and other fees (including any penalties or interest), incurred in connection with this Agreement and the transactions contemplated hereby will be borne by Seller. The parties will assist each other in the filing of all necessary tax returns and other documentation with respect to all such taxes and fees, and, if required by applicable law, will join in the execution of any such tax returns or other documentation.

     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date set forth in the preamble hereto.

                              IL ACQUISITION CORP.


                              By:________________________________

                              Title:_____________________________

                              VIDEO AND COMMUNICATION
                              SOLUTIONS, INC.


                              By:________________________________
                                 Paul Cummings, President

                              VIDEOLAN TECHNOLOGIES, INC.


                              By:________________________________
                                 Jack Shirman, Chief Executive
                                 Officer

                              GCH ACQUISITION PARTNERS, LTD.

                              Growth Capital Holdings,
                              Inc., General Partner


                              By:________________________________
                                 Steve Muzzo, President

                              GROWTH CAPITAL HOLDINGS, INC.


                              By:________________________________
                                 Steve Muzzo, President